Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented for illustrative purposes only and does not purport to be indicative of the financial position and results of operations for future periods or the results that actually would have been realized had the merger (the “Merger”) of Farnsworth Bancorp, Inc. (“Farnsworth”) with and into Sterling Banks, Inc., a New Jersey corporation (the “Company”), and together with its subsidiary Sterling Bank (collectively “Sterling”), been completed during the specified periods. Financial information of Sterling prior to March 16, 2007 relates to Sterling Bank (the “Bank”) and information after March 15, 2007 relates to the Company on a consolidated basis. The unaudited pro forma condensed combined balance sheet at December 31, 2006 assumes the Merger was completed on that date. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 give effect to the Merger as if it had been completed on January 1, 2006. Farnsworth’s historical unaudited consolidated statement of income for the year ended December 31, 2006 was derived by adding the unaudited statement of income for the quarter ended December 31, 2006 to the audited statement of income for the fiscal year ended September 30, 2006 and deducting the unaudited statement of income for the quarter ended December 31, 2005. The unaudited pro forma combined financial information shows the impact of the Merger on Sterling’s and Farnsworth’s combined financial position and results of operations under the purchase method of accounting with Sterling treated as the acquirer. Under this method of accounting, the assets and liabilities of Farnsworth were recorded at their estimated fair values as of the date the Merger is completed. Sterling’s assets and liabilities have been reported at historical cost.

The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the historical financial statements and related notes of both Sterling and Farnsworth. Financial statements for the year ended December 31, 2006 of the Company were filed on Form 10-KSB on or about March 31, 2007.

The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the pro forma combined financial information. The fair value adjustments contained in the pro forma financial information are preliminary estimates and are subject to change. Final fair value adjustments will be determined as of the closing date of the Merger and could differ significantly.

Furthermore, the information does not include the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, which may be material. Sterling has also incurred, and continues to incur, certain reorganization and integration expenses.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the accompanying notes thereto.

Sterling Banks, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet

	As of December 31, 2006
	Sterling	Farnsworth	Pro Forma			Pro Forma
	(Historical)	(Historical)	Adjustments			Combined
	(dollars in thousands)
ASSETS

Cash and due from banks	$16,064	$10,268	$(6,968)	(a	)	$19,364
Federal funds sold	6,878	-	(6,878)	(a	)	-

Cash and cash equivalents	22,942	10,268	(13,846)	(a	)	19,364

Investment securities held-to-maturity, at cost	9,292	156	-			9,448
Investment securities available-for-sale, at fair value	47,526	20,719	-			68,245

Total investment securities	56,818	20,875	-			77,693

Nonmarketable equity securities	1,436	203	-			1,639

Loans held for sale	1,618	-	-			1,618

Loans	243,283	75,610	(1,038)	(b	)	317,855
Less: allowance for loan losses	(1,760)	(641)	-			(2,401)

Net loans	241,523	74,969	(1,038)			315,454

Bank premises and equipment, net	6,922	2,063	131	(c	)	9,116
Goodwill	-	-	11,336	(d	)	11,336
Intangibles - core deposit premium	-	-	3,471	(e	)	3,471
Accrued interest receivable and other assets	5,989	1,159	-			7,148

Total assets	$337,248	$109,537	$54			$446,839

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$295,290	$99,835	$-			$395,125
Borrowings	5,885	447	-			6,332
Accrued interest payable and other accrued liabilities	1,305	527	-			1,832

Total liabilities	302,480	100,809	-			403,289

SHAREHOLDERS' EQUITY
Common stock	9,567	66	(66)	(f	)
			1,537	(g	)	11,104
Additional paid-in capital	22,930	8,484	(8,484)	(f	)
			7,245	(g	)	30,175
Retained earnings	2,931	893	(893)	(f	)	2,931
Accumulated other comprehensive income	(660)	(409)	409	(f	)	(660)
Treasury stock	-	(119)	119	(f	)	-
Common stock acquired by ESOP	-	(187)	187	(f	)	-

Total shareholders' equity	34,768	8,728	54			43,550

Total liabilities and shareholders' equity	$337,248	$109,537	$54			$446,839

Sterling Banks, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2006
(Dollars in thousands, except per share amounts)

	For the year ended December 31, 2006
	Sterling	Farnsworth	Pro Forma			Pro Forma
	(Historical)	(Historical)	Adjustments			Combined

INTEREST INCOME
Interest and fees on loans	$19,430	5,036	138	(a	)	24,604
Interest and dividends on securities and on federal funds sold	3,116	1,319	(706)	(b	)	3,729
Total interest and dividend income	22,546	6,355	(568)			28,333

INTEREST EXPENSE
Interest on deposits	9,935	2,833	-			12,768
Interest on borrowings	417	32	-			449
Total interest expense	10,352	2,865	-			13,217

Net interest income	12,194	3,490	(568)			15,116

Provision for loan losses	605	98	-			703

Net interest income after provision for loan losses	11,589	3,392	(568)			14,413

NON-INTEREST INCOME
Gains on sales of securities, net	-	6	-			6
Service charges and miscelleanous fees	651	215	-			866
Total non-interest income	651	221	-			872

NON-INTEREST EXPENSES
Compensation and benefits	6,212	2,012	-			8,224
Occupancy, equipment and data processing	2,873	693	6	(c	)	3,572
Amortization of intangible assets	-	-	347	(d	)	347
Other	1,965	1,262	(570)	(e	)	2,657
Total non-interest expenses	11,050	3,967	(217)			14,800

INCOME BEFORE INCOME TAX EXPENSE	1,190	(354)	(351)			485

INCOME TAX EXPENSE	452	84	(368)	(f	)	168

NET INCOME	$738	$(438)	$17			$317

BASIC AND DILUTED EARNINGS PER COMMON SHARE
Basic	$0.15	$(0.69)				$0.06

Diluted	$0.15	$(0.69)				$0.06

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	4,773,000	636,000	(636,000)	(g	)
			768,000	(h	)	5,541,000

Diluted	4,865,000	636,000	(636,000)	(g	)
			768,000	(h	)	5,633,000

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

On June 23, 2006, Sterling Bank (the “Bank”) and Sterling Banks, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger”) with Farnsworth Bancorp, Inc. (“Farnsworth”). On March 16, 2007, the Merger was completed with the Company, together with its subsidiary, the Bank (collectively “Sterling”) acquiring 100% of the outstanding shares of Farnsworth, a bank holding company headquartered in Bordentown, NJ with four retail bank branches in southern New Jersey. Sterling funded the acquisition with cash and 768,439 shares of common stock. The unaudited pro forma combined financial statements give effect to the acquisition by Sterling of Farnsworth in a business combination accounted for under the purchase method of accounting.

The unaudited pro forma combined balance sheet reflects the purchase as if it had occurred on December 31, 2006, while the unaudited pro forma combined statements of income for the year ended December 31, 2006 reflect the proposed purchase as if it had occurred on January 1, 2006. Described below is the pro forma estimate of the total purchase price of the transaction as well as adjustments to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of Farnsworth. The estimates will be refined and updated as of the date of the transaction and the final value indicated in the pro forma combined financial information may be adjusted accordingly.

Described below is the total purchase price of the transaction as well as adjustments to allocate the purchase price based on preliminary estimates of fair value of the assets and liabilities of Farnsworth.

TABLE 1

Purchase Price
Farnsworth Bancorp, Inc. common shares outstanding at December 31, 2006	650,530

Merger consideration - cash (50% of the shares outstanding 325,265 x $27.50, plus
cash paid for fractional shares)	$8,947,338

Merger consideration - shares (50% of the shares 325,265 x $27.00)
(Sterling Bank stock fair value of $11.43 (as adjusted for stock dividends) at
time of Merger Agreement x conversion ratio of 2.3625	8,782,155

Sub-total	17,729,493

Cash out of vested Farnsworth stock options outstanding (merger consideration of
$27.50 per share less average strike price of $8.64 times 66,724
options outstanding)	1,258,415

Transaction costs	550,000

Total purchase price	19,537,908

Net Assets Acquired
Farnsworth Bancorp, Inc. book value at December 31, 2006	8,728,000

Fair value adjustments
Premises and equipment	131,000
Core deposits	3,471,000
Loan portfolio	(1,038,000)
Other accrued liabilities (severence payments, contract terminations, etc)	(3,090,000)

Net assets acquired	8,202,000

Goodwill	$11,335,908

The Merger will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), and SFAS 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In accordance with SFAS 142, intangible assets other than goodwill (such as core deposit intangibles) must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2. Purchase Accounting and Pro Forma Adjustments - Balance Sheet

(a)	Adjustment to recognize the cash consideration paid to complete the transaction, including acquisition costs, contract terminations and severance payments.

(b)	Represents the adjustment of Farnsworth’s loan portfolio to fair market value.

(c)	Represents the adjustment of Farnsworth’s premises and equipment to fair market value and relates principally to real estate.

(d)	Represents the adjustment to record the goodwill created in the transaction arising from the excess of the purchase price over the fair value of the net assets acquired.

(e)	Represents the recognition of identifiable intangible assets acquired in the transaction (core deposit premium).

(f)	Represents the elimination of Farnsworth’s historical stockholders’ equity.

(g)	Represents the shares of Sterling’s common stock issued in the transaction based on the exchange ratio of 2.3625 to 1.

(h)	The pro forma balance sheet does not give effect to any deferred tax adjustments required to be recorded due to book and tax basis differences.

Note 3.  Purchase Accounting and Pro Forma Adjustments - Statement of Income

(a)	Record the amortization of the fair value adjustment to loans over an estimated life of 7.5 years.

(b)	Record the reduction in interest income for federal funds and due from banks used to fund the acquisition, at pre-tax yield of 5.10%.

(c)	Record the additional depreciation expense due to the fair value adjustment for premises and equipment with an assumed average life of twenty years.

(d)	This adjustment represents the expense related to the amortization of identifiable intangible assets and is based on an amortizable life of ten years.

(e)	Represents the merger related expenses incurred by Farnsworth.

(f)
This adjustment represents the income tax benefit of the pro forma adjustments at the statutory tax rate of 40%, plus an adjustment relating to the tax effect of non-deductible merger related expenses incurred by Farnsworth ($570 x 40% = $228).

(g)	This adjustment represents the elimination of Farnsworth’s historical stockholders’ equity.